Exhibit 5.1(a), 8.1(a), 23.1(a)


                                                January 30, 2006

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, NY 10179

Asset-Backed Certificates and Collateralized Mortgage Obligations Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Asset-Backed Certificates ("Certificates") and Collateralized Mortgage Obligations ("Notes; and together with the Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant and a trustee, a master servicer and any special servicer, fiscal agent and REMIC administrator identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. Bonds are issuable in series under an indenture and/or a related series supplement (each together, an "Indenture"), between an issuer, which will be either the Registrant or an owner trust established by it, and an indenture trustee identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:


         1. Each Indenture, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. Each series of Notes, assuming the authorization, execution and authentication thereof in accordance with the Indenture and the delivery thereof and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the Indenture.

         3. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         4. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         5. The statements made in the prospectus under the heading "Material Federal Income Tax Consequences", to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Certain Federal Income Tax Consequences", and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                                Very truly yours,

                                                /s/ Thacher Proffitt & Wood LLP

                                                Thacher Proffitt & Wood LLP

                                                 Exhibit 5.1(b), 8.1(b), 23.1(b)

                                                     January 30, 2006


Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, filed by Bear Stearns Asset Backed Securities I LLC, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on January 31, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"). The Securities are issuable in series (each, a "Series"). The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid, binding obligations of the trust created by the issuer, and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.


                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     January 30, 2006


Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         We have advised Bear Stearns Asset Backed Securities I LLC (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), each issuable in series. Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Material Federal Income Tax Considerations" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on January 31, 2006 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                       Very truly yours,

                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                 Exhibit 5.1(c), 8.1(c), 23.1(c)


                                        January 30, 2006

Bear Stearns Asset-Backed Securities I LLC
383 Madison Avenue
New York, NY 10179

               Mortgage-Backed Securities and/or Asset-Backed Securities Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company (the "Registrant"), in connection with the authorization and issuance from time to time of Mortgage-Backed Certificates and/or Asset-Backed Certificates issuable in series (the "Certificates") and/or notes issuable in series (the "Notes", and collectively with the Certificates, the "Securities"). A Registration Statement on Form S-3, as amended, relating to the Securities (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Certificates are issuable from time to time in series (each, a "Series") under separate pooling and servicing agreements (each, a "Pooling and Servicing Agreement") among the Registrant, the Seller and Servicer named therein, the Master Servicer named therein and the Trustee named therein. If Notes of a Series are issued, then the Notes will be issued under an indenture (each, an "Indenture") between separate trusts (each, a "Trust Fund") established by the Registrant and an independent trustee. The Certificates or Notes of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to, but instead we assume, (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document and (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or any secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States and the laws of the State of New York. We do not express any opinion herein with respect to the securities laws of any jurisdiction or any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

            Based upon and subject to the foregoing, it is our opinion that:

         1. Each Series of Certificates, assuming the authorization, execution and authentication of such Certificates in accordance with the related Pooling and Servicing Agreement and the delivery thereof and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         2. Each Series of Notes, assuming the authorization, execution and authentication of such Notes in accordance with the related Indenture and the delivery thereof and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

         3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consideration" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible U.S. federal income tax consequences of an investment in the Securities, is accurate in all material respects with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

         We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and the prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Considerations" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a) (4) of the Securities Act of 1933, as amended, or "experts" within the meaning of Section 11 thereof, or the General Rules and Regulations of the Securities and Exchange Commission thereunder, with respect to any portion of the Registration Statement.


                                                   Very truly yours,

                                                   /s/ GREENBERG TRAURIG, LLP

                                                   GREENBERG TRAURIG, LLP